SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                     _________________________

                             FORM 8-K

                          CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

                     _________________________


  Date of Report (date of earliest event reported):  APRIL 24, 2001



                 WAUSAU-MOSINEE PAPER CORPORATION

      (Exact name of registrant as specified in its charter)



     WISCONSIN                0-7475              39-0690900
     (State or other     (Commission File         (IRS Employer
     jurisdiction of          Number)             Identification
     incorporation)                               Number)


                      1244 KRONENWETTER DRIVE
                      MOSINEE, WI 54455-9099

   (Address of principal executive offices, including Zip Code)

                          (715) 693-4470
        Registrant's telephone number, including area code



             INFORMATION TO BE INCLUDED IN THE REPORT


 ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On April 24, 2001, the Company reported a net loss of $4.7 million, or $0.09 per share, for the quarter ending March 31, 2001, as compared to a loss of $12.9 million, or $0.25 per share, for the first quarter of 2000. Adjusted for non-recurring items, the 2001 first quarter loss was $0.06 per share compared to earnings of $0.11 per share in 2000.

     Net sales for the first quarter of 2001 were $224.6 million as compared to $243.6 million in 2000.

 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (C)EXHIBITS.

 99.1          Press release dated April 24, 2001


 ITEM 9.  REGULATION FD DISCLOSURE

     On April 24, 2001, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


                                 SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 WAUSAU-MOSINEE PAPER CORPORATION


 Date:  April 24, 2001             By:     GARY P. PETERSON
                                           Gary P. Peterson
                                           Senior Vice President-Finance,
                                           Secretary and Treasurer

                           EXHIBIT INDEX
                                TO
                             FORM 8-K
                                OF
                 WAUSAU-MOSINEE PAPER CORPORATION
                       DATED APRIL 24, 2001
           Pursuant to Section 102(d) of Regulation S-T
                      (17 C.F.R. Section 232.102(d))


 99.1  PRESS RELEASE DATED APRIL 24, 2001